UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2010

     Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10205 Westheimer Road, Houston, Texas 112 Avenue Kleber, Paris, France	77042 75784
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 354-6100 (Houston) 33 156 26 71 71 (Paris)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

In a news release issued on December 27, 2010, Dresser-Rand Group Inc. (NYSE: DRC) announced that it will supply compression and power generation equipment worth approximately  $250 million in advanced turbomachinery for five major offshore projects. They involve a floating, production, storage and offloading (FPSO) vessel, a semi-submersible, a tension leg platform and two fixed-leg platforms located in various fields from South East Asia to the Gulf of Mexico.

The Company reiterates its expectation that new unit bookings for 2010 will be in the range of $1.1 to $1.3 billion.

Exhibit No.	Description
99.1	News release issued December 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC
(Registrant)

Date: December 27, 2010	By:	/s/ Mark E. Baldwin
Mark E. Baldwin
Executive Vice President and Chief Financial Officer

DRESSER-RAND GROUP INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	News release issued on December 27, 2010